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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-58531) of Cox Communications, Inc. of our report dated March 25, 1998 (except for the third paragraph of footnote 12, as to which the date is October 9, 1998), with respect to the consolidated financial statements of Prime South Diversified, Inc. and Subsidiaries included in this Current Report on Form 8-K dated October 1, 1998.


                                               /s/ Ernst & Young LLP

October 9, 1998
Austin, Texas